UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 29, 2013

MGIC Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Wisconsin

 (State or Other Jurisdiction of Incorporation)

1-10816	39-1486475
(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI	53202
(Address of Principal Executive Offices)	(Zip Code)

(414) 347-6480

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its January 29, 2013 meeting, the Board of Directors of the Corporation (the “Board”) approved an amendment to the section of the Bylaws of the Corporation that prescribes the notice requirements for Board meetings. The amendment provides that notice of a meeting may be given, not less than 24 hours prior to the meeting, by means of an “electronic communication.” The amendment defines “electronic communication,” describes when such notices are effective and specifies that electronic communication shall be effective in providing notice even if it advises only that a document has been uploaded to a website used to communicate with the Board of Directors to which the director has been granted access.

The amendments are filed as Exhibit 3.1 to this Current Report on Form 8-K. The foregoing description is qualified in its entirety by reference to the actual text of the amendments.

The Amended and Restated Bylaws, as amended by the amendments described on this Current Report on Form 8-K of the Company, are filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01.  Finacial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description
3.1	Amendments to the Amended and Restated Bylaws of MGIC Investment Corporation
3.2	Amended and Restated Bylaws of MGIC Investment Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: January 30, 2013	By:	/s/ Jeffrey H. Lane
Jeffrey H. Lane
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendments to the Amended and Restated Bylaws of MGIC Investment Corporation
3.2	Amended and Restated Bylaws of MGIC Investment Corporation